EXHIBIT 5

Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to legality of securities being registered

April 9, 2008

DARA BioSciences, Inc.

8601 Six Forks Road, Suite 160

Raleigh, North Carolina 27615

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DARA BioSciences, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration of (i) debt securities (the “Debt Securities”) of the Company, (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”). The Debt Securities, Common Stock, Preferred Stock and Warrants are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to Debt Securities) or in an unspecified number (with respect to Common Stock, Preferred Stock or Warrants), provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $30,000,000. Common Stock or Preferred Stock may be issuable upon conversion of Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and related prospectus, and we have made such investigations of law and examined originals or copies of such documents, corporate records, certificates and other instruments that we have deemed necessary or appropriate for purposes of giving the opinions herein expressed. In addition, we call your attention to the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit.

The opinion set forth herein is limited to matters governed by the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

For purposes of the opinions expressed in paragraphs (1) and (4) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) and (4) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(1) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company and by the trustee thereunder, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vi) the Debt Securities have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock or Preferred Stock, the Common Stock and Preferred Stock, if and when issued upon conversion of the Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

(2) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable;

(3) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable; and

(4) when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iv) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Debt Securities, Common Stock or Preferred Stock issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Debt Securities, Common Stock or Preferred Stock, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable.

The opinion expressed above is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance. With respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars. In addition, we express no opinion as to the enforceability of provisions in the Indenture (a) purporting to excuse a party for liability for its own acts, (b) requiring waivers or amendments to be made only in writing, (c) concerning choice of law, (d) purporting to require the Company to pay or reimburse attorneys’ fees incurred by another party or to indemnify another party therefor, (e) relating to indemnity and contribution for liabilities under federal or state securities laws or (f) contained in Section 6.8 of the Indenture.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Very truly yours,

/s/ Kennedy Covington Lobdell & Hickman, L.L.P.
KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.